As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-34910

Registration No. 333-61926

Registration No. 333-70886

Registration No. 333-75204

Registration No. 333-82120

Registration No. 333-103233

Registration No. 333-106891

Registration No. 333-112621

Registration No. 333-122117

Registration No. 333-131020

Registration No. 333-135586

Registration No. 333-168222

Registration No. 333-198134

Registration No. 333-205754

Registration No. 333-233242

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-34910

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-61926

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-70886

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75204

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-82120

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103233

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-106891

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-112621

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122117

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-131020

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135586

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168222

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-198134

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205754

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233242

UNDER

THE SECURITIES ACT OF 1933

PCTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0364943
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of principal executive offices)

1995 Stock Option Plan

1997 Stock Option Plan, as amended

1998 Employee Stock Purchase Plan

1998 Director Option Plan

2001 Nonstatutory Stock Option Plan

Employee Stock Purchase Plan

PCTEL, INC. Stock Plan

PCTEL, INC. 2019 Stock Incentive Plan

PCTEL, INC. 2019 Employee Stock Purchase Plan

(Full title of the Plans)

David Neumann

President and General Manager

PCTEL, Inc.

471 Brighton Drive

Bloomingdale, Illinois 60108

(630) 372-6800

(Name, address, including zip code, and telephone number, including area code. of Agent for Service)

Copies to:

Laurie A. Cerveny

Bryan S. Keighery

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, Massachusetts 02110

Telephone: (617) 341-7700

Fax: (617) 341-7701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by PCTEL, Inc., a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”), that remain unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (No. 333-34910) (the “2000 S-8”) pertaining to the registration of an aggregate of 7,470,291 Shares, issuable under the Registrant’s 1995 Stock Option Plan, 1997 Stock Option Plan, as amended, 1998 Employee Stock Purchase Plan and 1998 Director Option Plan, and an aggregate of 326,094 Shares registered on behalf of certain selling stockholders listed in the 2000 S-8, which was filed with the SEC on April 17, 2020.

•

Registration Statement on Form S-8 (No. 333-61926) pertaining to the registration of an aggregate of 1,050,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan and 1998 Employee Stock Purchase Plan, which was filed with the SEC on May 30, 2001.

•

Registration Statement on Form S-8 (No. 333-70886) pertaining to the registration of an aggregate of 750,000 Shares, issuable under the Registrant’s 2001 Nonstatutory Stock Option Plan, which was filed with the SEC on October 3, 2001.

•

Registration Statement on Form S-8 (No. 333-75204) pertaining to the registration of an aggregate of 300,000 Shares, issuable under the under the Stock Option Agreement dated November 15, 2001 in favor of Jeffrey A. Miller for an option to purchase 150,000 Shares and the Stock Option Agreement dated November 15, 2001 in favor of John Schoen for an option to purchase 150,000 Shares, which was filed with the SEC on December 14, 2001.

•

Registration Statement on Form S-8 (No. 333-82120) pertaining to the registration of an aggregate of 1,050,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan and 1998 Employee Stock Purchase Plan, which was filed with the SEC on February 4, 2002.

•

Registration Statement on Form S-8 (No. 333-103233) pertaining to the registration of an aggregate of 1,050,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan and 1998 Employee Stock Purchase Plan, which was filed with the SEC on February 14, 2003.

•

Registration Statement on Form S-8 (No. 333-106891) pertaining to the registration of an aggregate of 200,000 Shares, issuable under the Registrant’s 1998 Director Option Plan, which was filed with the SEC on July 9, 2003.

•

Registration Statement on Form S-8 (No. 333-112621) pertaining to the registration of an aggregate of 1,050,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan and 1998 Employee Stock Purchase Plan, which was filed with the SEC on February 9, 2004.

•

Registration Statement on Form S-8 (No. 333-122117) pertaining to the registration of an aggregate of 700,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan, which was filed with the SEC on January 18, 2005.

•

Registration Statement on Form S-8 (No. 333-131020) pertaining to the registration of an aggregate of 700,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan, which was filed with the SEC on January 13, 2006.

•

Registration Statement on Form S-8 (No. 333-135586) pertaining to the registration of an aggregate of 717,711 Shares, issuable under the Registrant’s 1997 Stock Option Plan, which was filed with the SEC on July 3, 2006.

•

Registration Statement on Form S-8 (No. 333-168222) pertaining to the registration of an aggregate of 1,700,000 Shares, issuable under the Registrant’s 1997 Stock Option Plan, which was filed with the SEC on July 20, 2010.

•

Registration Statement on Form S-8 (No. 333-198134) pertaining to the registration of an aggregate of 750,000 Shares, issuable under the Registrant’s Employee Stock Purchase Plan, which was filed with the SEC on August 14, 2014.

•

Registration Statement on Form S-8 (No. 333-205754) pertaining to the registration of an aggregate of 3,573,981 Shares, issuable under the Registrant’s Stock Plan, which was filed with the SEC on July 20, 2015.

•

Registration Statement on Form S-8 (No. 333-233242) pertaining to the registration of an aggregate of 4,959,234 Shares, issuable under the Registrant’s 2019 Stock Incentive Plan and 2019 Employee Stock Purchase Plan, which was filed with the SEC on August 13, 2019.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated October 13, 2023, by and among the Company, Amphenol Corporation, a Delaware corporation (“Parent”) and Hilltop Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), on the terms and subject to the conditions of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger became effective on December 15, 2023.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K/A filed with the SEC on October 17, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomingdale, State of Illinois, on December 15, 2023.

PCTEL, Inc.

By:	/s/ David Neumann
Name: David Neumann
Title: President and General Manager

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.